Exhibit 10.1

Loan Agreement

Party A (lender): Future FinTech (Hong Kong) Limited (hereinafter referred to as “Party A”)

Address: Room 1003, 10 / F, tower 1, Lippo Centre, 89 Queensway, Admiralty, Hong Kong

Party B (borrower): Wintus China Limited (hereinafter referred to as “Party B”)

Address: Unit 3603, 36 / F, Tower II, Metroplaza, 223 Hing Fong

Road, Kwai Chung, N.T., Hong Kong

Whereas: Party B is a company with rich resources of target companies for investment globally. Party A intends to form a long-term strategic partnership with Party B including cooperation with Party B in the form of equity investment in the future. Parties have reached the following agreement through friendly negotiation:

1、 Party A agrees to alone or with other shareholders and partners lend funds to Party B in the form of loan. The total loan amount lent to Party B is $6,000,000 (six million USD).

2、 The purpose of the loan is for Party B to expand its own business scale and its daily operation.

3、 Loan term: the loan term is 6 months, from July 31, 2021 to January 30, 2022. After the expiration, both parties can negotiate an extension.

4、 The loan interest rate is 10% per annum, and the loan interest shall be paid at maturity.

5、 If the borrower requires prepayment, it shall submit an application to the lender in advance, and the borrower can prepay only with the approval of the lender. If the borrower repays in advance, the interest shall be added or reduced in accordance with the provisions.

6、 If the borrower fails to repay the loan on time, the lender has the right to recover the loan and charge a penalty interest in accordance with the bank’s standard.

7、 Party A or its designated third party shall transfer the loan amount to the following designated bank account of Party B:

Account Name: Wintus China Limited

Account No.:

Swift No.:

Name of the Bank:

Bank address:

8、 Representations and Warranties:

(1) The borrower shall only use the loan for the purpose agreed in the loan agreement.

(2) The loan to Wintus China Limited is for expanding its own business scale and daily operation.

9、 Settlement of Disputes:

Disputes arising from the performance of this Agreement shall be settled by both parties through friendly negotiation or mediation by a third party. If the negotiation or mediation fails, a lawsuit may be brought to the Hong Kong District Court.

10、 This agreement shall come into force from the date when it is stamped or signed by both parties. This agreement is made in duplicate for each party to have one copy and each copy of the agreement has the same legal effect.

Party A (signature / seal):	Party B (signature / seal):

Date:	Date: